UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2014
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SCIO DIAMOND TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)
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Nevada	333-166786	45-3849662
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 University Ridge Suite D Greenville, SC		29601
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (864) 751-4880

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 11, 2014, the Board of Directors (the "Board") of Scio Diamond Technology Corporation (the "Company" or "Scio") appointed Gerald McGuire, 52, as the President and Chief Executive Officer and a director of the Company.

Mr. McGuire brings over 25 years of semiconductor industry experience to Scio. Mr. McGuire was most recently a Senior Vice President and General Manager of the Low-Voltage and Mid Power Analog Business at Fairchild Semiconductor from 2010 to 2013, a power semiconductor business. Prior to Fairchild Semiconductor, from 2007 to 2010, Mr. McGuire was the VP/GM of the Digital Signal Processing business at Analog Devices, Inc., a specialty embedded processor business. He spent 23 years at Analog Devices in various technical, marketing and business roles. His specialties range broadly including product development, strategy, marketing and branding.

Mr. McGuire was appointed a director pursuant to the Settlement Agreement, dated June 23, 2014 (the "Settlement Agreement"), by and among the Company and Edward S. Adams, Michael R. Monahan, Gerald McGuire, James Korn, Bruce Likly, Theodorus Strous, and Robert C. Linares, their present and past affiliates, such as Apollo Diamond, Inc., Apollo Diamond Gemstone Corporation, Adams Monahan LLP, Focus Capital Group, Inc. and Oak Ridge Financial Services Group, Inc., family members and spouses (the "Adams Group"), and Thomas P. Hartness, Kristoffer Mack, Paul Rapello, Glen R. Bailey, Marsha C. Bailey, Kenneth L. Smith, Bernard M. McPheely, James Carroll, Robert M. Daisley, Ben Wolkowitz, Craig Brown, Ronnie Kobrovsky, Lewis Smoak, Brian McPheely, Mark P. Sennott, the Sennott Family Charitable Trust, and their affiliates (the "Save Scio Group"), whereby the board members appointed by the Adams Group and the Save Scio Group agreed to appoint the Chief Executive Officer of the Company as a director ex officio, to nominate the Chief Executive Officer of the Company for election to the Board at the Company's 2014 annual meeting of stockholders, and to vote all shares of Company stock in favor of such election.

Except for the Settlement Agreement, there were no arrangements or understandings pursuant to which Mr. McGuire was appointed to the Board. There are no arrangements or understandings between Mr. McGuire and any other persons pursuant to which Mr. McGuire was selected as an officer, no family relationships between Mr. McGuire and any directors or executive officers of the Company, and no transactions or family relationships between the Company and Mr. McGuire in which either has a direct or indirect material interest required to be reported pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Item 7.01  Regulation FD Disclosure.

The following information is being "furnished" in accordance with General Instruction B.2 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

On July 17, 2014 the Company announced that it intends to hold an earnings call once the financial information in its Annual Report on Form 10-K is filed with the Commission.

In addition, President and CEO Gerald McGuire stated that "we believe that on our existing equipment we can achieve break even in a 6 to 9 month period.  Beyond that, we have plans to increase the chamber size of our equipment from 3 to 4 inch chambers effectively doubling our capacity with the potential for a substantial increase in revenues and addition to the bottom line."

Cautionary Note Regarding Forward-Looking Statements

This above disclosure contains forward-looking statements that may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Scio to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "may," "will," "should," "could," "would," "forecast," "potential," "continue," "contemplate," "expect," "anticipate," "estimate," "believe," "intend," "or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Actual results of the Company could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company has no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SCIO DIAMOND TECHNOLOGY CORPORATION (Registrant)

Date: July 17, 2014	By:	/s/ Gerald McGuire
Gerald McGuire
Chief Executive Officer
(On behalf of the Registrant and as its principal financial officer)